WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT, dated as of January 30, 2008 (this "Agreement"), is by and between CREATIVE VISTAS, INC., an Arizona corporation (the "Purchaser"), on the one hand, and LAURUS MASTER FUND, LTD., a Cayman Islands company, ERATO CORPORATION, a Delaware corporation, VALENS U.S. SPV I, LLC, a wholly owned Delaware limited liability company subsidiary of VALENS U.S. FUND, LLC, a Delaware limited liability company, and VALENS OFFSHORE SPV I, LTD., a wholly owned subsidiary of VALENS OFFSHORE FUND, a sub-trust of VALENS UNIT TRUST, a Cayman Islands Unit Trust (collectively, the "Sellers"), on the other hand.

WHEREAS, Sellers own warrants to purchase an aggregate of 450,000 shares of common stock, par value $0.0001 per share (the "Warrants"), of 180 Connect Inc., a Delaware corporation (the "Issuer"); and

WHEREAS, upon the terms and conditions stated in this Agreement, the Sellers wish to sell, and the Purchaser wishes to purchase all of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1. **Definitions.** When used herein, the following terms shall have the indicated meanings:

"Encumbrance" means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

"Transfer Restriction" means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign securities laws or under contract.

2. **Sale and Purchase.**

(a) Subject to the satisfaction (or written waiver) of the conditions set forth in Sections 5 and 6 below, the Sellers will sell, transfer, convey and assign to the Purchaser, and the Purchaser agrees to purchase and acquire from the Sellers (the "Transaction"), on the date hereof (or such other date mutually agreed to in writing by the parties) (the "Trade Date"), the Warrants and any and all rights and benefits incident to the ownership thereof, on the terms and conditions set forth herein.

(b) The aggregate purchase price for the Warrants to be purchased by the Purchaser at the Closing shall be equal to $1,597,500 (the "Purchase Price"). The Purchase Price shall be paid by the Purchaser by delivery to Sellers, in the amounts set

forth on Schedule A hereto, common stock purchase warrants, exercisable in the aggregate into up to 798,750 shares of common stock of the Purchaser at an exercise price of $0.01 per share in the form attached hereto as Exhibit A (the "Payment Warrants").

3. Representations, Warranties and Agreements of the Seller.

Each of the Sellers, jointly and severally, hereby represents, warrants and agrees on the date hereof and, if a different date, on the Trade Date:

(a) Each Seller has full power and authority to enter into this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by each Seller of this Agreement and consummation by such Seller of the Transaction do not and will not: (i) violate the organizational documents of such Seller; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Seller; (iii) violate any provision of any federal or state statute, rule or regulation which is, to such Seller's knowledge, applicable to such Seller; or (iv) violate any contract to which such Seller or any of its assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by such Seller of this Agreement or the consummation of the Transaction, except for such consents or approvals of the Issuer required pursuant to any Transfer Restriction (other than the Securities Law Restriction as defined below) that have been obtained prior to the Trade Date.

(c) With respect to the Transaction: (i) such Seller is the sole record and beneficial owner of the Warrants held by such Seller, free and clear of any taxes and Encumbrances; (ii) the Warrants to be delivered by such Seller are not and will not be as of the Trade Date subject to any Transfer Restriction, other than restrictions (the "Securities Law Restriction") on transfer pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and (iii) upon the transfer of the Warrants to the Purchaser, the Purchaser will acquire good and marketable title thereto (assuming that the Purchaser is a bona fide purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code), and will be the legal and beneficial owner of such Shares, free and clear of any Encumbrances or Transfer Restrictions, other than the Securities Law Restriction.

(d) Such Seller is an "acredited investor" as defined in Rule 501(a) under the Securities Act.

4. Representations, Warranties and Agreement of the Purchaser.

The Purchaser hereby represents, warrants and agrees as of the date hereof and, if a different date, on the Trade Date that:

(a) The Purchaser has full power and authority to enter into this Agreement and to consummate the Transaction and to issue the Payment Warrants in accordance with the terms hereof. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby, including, without limitation, the issuance of the Payment Warrants and the reservation for issuance and the issuance of the shares of common stock of the Purchaser issuable upon exercise of the Payment Warrants (the "Warrant Shares"), have been duly authorized by the Purchaser's Board of Directors and no further consent or authorization is required by the Purchaser, its Board of Directors or its stockholders. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. The Payment Warrant are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Payment Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of common stock of the Purchaser. As of the Closing Date, the Purchaser shall have duly authorized and reserved for issuance a number of shares of its common stock which equals the number of Warrant Shares. The Purchaser shall, so long as any of the Payment Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Payment Warrants, 100% of the number of shares of its common stock issuable upon exercise of the Payment Warrants. Upon exercise in accordance with the Payment Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock of the Purchaser. The issuance by the Purchaser of the Payment Warrants is exempt from registration under the 1933 Act.

(b) The execution, delivery and performance by the Purchaser of this Agreement and consummation by the Purchaser of the Transaction do not and will not: (i) violate the organizational documents of the Purchaser; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchaser; (iii) violate any provision of any federal or state statute, rule or regulation which is, to the Purchaser's knowledge, applicable to the Purchaser; or (iv) violate any contract to which the Purchaser is a party or by which the Purchaser or any of its respective assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the Transaction.

(c) The Sellers have informed the Purchaser that, as a result of an ownership interest in the Issuer prior to the Effective Date and other relationships which the Sellers

may have with the Issuer and with other affiliates of the Issuer, the Sellers may now, and from time to time, be in possession of substantial information concerning the Issuer which may be material and/or non-public (collectively, the "Information"), including Information that may be indicative that the value of the Warrants is substantially different than the Purchase Price. The Information is not being disclosed by the Sellers to the Purchaser. Notwithstanding the Sellers' possession of the Information which is not being disclosed to the Purchaser, the Purchaser wishes to enter into the Transaction at this time for its own business purposes.

(d) The Purchaser acknowledges that the Sellers would not enter into the Transaction with the Purchaser in the absence of the protections afforded to the Sellers by this Section 4 and that the Purchaser is providing this representation, including the waivers contained herein, as an inducement to the Seller to consummate the Transaction.

(e) The Purchaser is experienced, sophisticated and knowledgeable in the trading of securities and other instruments of private and public companies and understands the disadvantage to which he is subject on account of the disparity between the Sellers and the Purchaser regarding access to, and possession of, the Information. The Purchaser has conducted an independent evaluation of the Shares to determine whether to engage in the Transaction and, notwithstanding the absence of access by the Purchaser to the Information, the Purchaser is desirous of consummating the Transaction. The Purchaser, by reason of, among other things, its business and financial experience, is capable of evaluating the merits and risks of the Transaction and of protecting its own interests in connection with the Transaction.

(f) The Purchase acknowledges and agrees that the Sellers are not (i) an officer or director of the Purchaser, (ii) an "affiliate" of the Purchaser (as defined in Rule 144) or (iii) to the knowledge of the Purchaser, a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).

(g) The Purchaser is an "accredited investor" as defined under Rule 501 (a) of Regulation D of the Securities Act and is aware that the Warrants and the shares of common stock of the Issuer underlying the Warrants are subject to the Securities Law Restriction. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrants and is capable of bearing the economic risks of such investment.

(h) The Purchaser is acquiring the Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Warrants or the shares of common stock of the Issuer underlying the Warrants for any minimum or other specific term and reserves the right to dispose of the Warrants and the shares of common stock of the Issuer underlying the Warrants at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(i) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the Transaction.

5. Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser to consummate the Transaction are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof and, if a different date, as of the Trade Date.

(b) The Sellers shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to the Trade Date.

(c) The Purchasers shall have received the Warrants referred to in Section 2 held by the Sellers together with duly endorsed transfer form(s) completed by Sellers.

6. Conditions Precedent to Obligations of the Seller. The obligations of the Sellers to consummate the Transaction are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof and, if a different date, as of the Trade Date.

(b) The Purchaser shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to the Trade Date.

(c) The Sellers shall have received the Payment Warrants referred to in Section 2.

7. Settlement.

(a) Settlement of the Transaction shall take place on January __, 2008 (the "Settlement Date") or such later date as may be mutually agreed by the Sellers and the Purchaser. On the Settlement Date, subject to Sections 5 and 6 of this Agreement, (i) the Sellers shall deliver to the Purchaser, the Warrants against payment by the Purchaser of the Purchase Price and (ii) the Purchaser shall deliver to the Sellers, the Payment Warrants.

(b) The physical certificates, if any, representing the Warrants should be delivered to:

Creative Vistas, Inc.
2100 Forbes Street,
Units 8-10
Whitby, Ontario

L1N 9T3
Attention: Chief Financial Officer

(c) The physical certificates, if any, representing the Payment Warrants should be delivered to:

c/o The Bank of New York Mellon
NY Document Custody
30 Broad St. – B level
New York, New York 10004
Attn: Erika Recinos
Ref: CVAS021306

8. **Notices.** All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one Business Day after being delivered by overnight or three Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses, or at such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice given in accordance with this Section 8 to the party hereto:

(a) If to the Purchaser, addressed as follows:

Creative Vistas, Inc.
2100 Forbes Street,
Units 8-10
Whitby, Ontario
L1N 9T3
Facsimile: (905) 666-9795
Attention: Chief Financial Officer

(b) If to the Sellers, addressed as follows:

c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, NY 10017
Facsimile: 212-581-5037
Attention: Portfolio Services

with a copy (for informational purposes only) to:

Lowenstein Sandler PC
1251 Avenue of the Americas, 18th Floor

New York, NY 10020
Facsimile: 973.597.2507
Attention: Steven E. Siesser, Esq.

or to such other person or address as a party hereto may designate for itself by notice given as herein provided.

9. **Binding Effect; Benefit**. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10. **Assignability**. This Agreement shall not be assignable (by operation of law or otherwise) by Sellers without the prior written consent of Purchaser or by Purchaser without the prior written consent of Sellers, and any attempted assignment without such consent shall be void and without effect.

11. **Counterparts**. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

12. **APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; JUDGMENT CURRENCY**. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) AND ANY DISPUTE HEREUNDER SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE CITY, COUNTY AND STATE OF NEW YORK OR IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE SELLER AND THE PURCHASER IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH STATE AND FEDERAL COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE SELLER AND THE PURCHASER IRREVOCABLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO LAYING THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE CITY, COUNTY AND STATE OF NEW YORK OR IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE OTHER.

13. **Expenses**. Except as otherwise expressly provided herein, each party hereto will bear its own expenses in connection with the purchase(s) and sale(s) of the Warrants contemplated hereby, including the fees and expenses of its advisers, counsel, accountants and other experts, if any. Notwithstanding the foregoing, the Sellers shall bear all transfer and issuance taxes imposed on such purchase and sale.

14. **Entire Agreement; Amendments.** This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter. Except as specifically set forth herein, neither the Sellers nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Sellers and the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

15. **Severability.** If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

16. **Captions.** The Section captions herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17. **Specific Performance.** The parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

18. **No Third Party Beneficiaries.** This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

19. **Survival.** Unless this Agreement is terminated by mutual consent of the Sellers and the Purchaser, the representations and warranties of the Sellers and the Purchaser contained in Sections 3 and 4 shall survive the Trade Date and the delivery of the Warrants and the Payment Warrants and the delivery and exercise of the Warrants and the Payment Warrant, as applicable.

20. **Further Assurances.** Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transaction.

21. **No Strict Construction.** The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

22. **Confidentiality.** Each party agrees that, except as otherwise required by law, it will not issue any reports, statements or releases, in each case relating to this Agreement or the Transaction, without the prior written consent of the other party hereto. Notwithstanding anything to the contrary set forth herein, any party and each representative of such party may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their respective signature page to this Warrant Purchase Agreement to be duly executed as of the date first written above.

THE SELLERS:

ERATO CORPORATION
By: Laurus Capital Management, LLC, its investment manager

By: ______________________
Name: Scott Bluestein
Title: Authorized Signatory

VALENS U.S. SPV I, LLC
By: Valens Capital Management, LLC, its investment manager

By: ______________________
Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.
By: Valens Capital Management, LLC, its investment manager

By: ______________________
Name: Scott Bluestein
Title: Authorized Signatory

LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC, its investment manager

By: ______________________
Name: Scott Bluestein
Title: Authorized Signatory

THE PURCHASER:

CREATIVE VISTAS, INC.

By: ______________________
Name:
Title:

SCHEDULE A

SELLER	NUMBER OF PAYMENT WARRANTS
Erato Corporation	2,350
Valens U.S. SPV I, LLC	214,033
Valens Offshore SPV I, Ltd.	582,367

EXHIBIT A

FORM OF PAYMENT WARRANT